Exhibit 99.25

LETTER OF TRANSMITTAL

With Respect to:

Equity Membership Interests in Visa International Service Association

and

Limited Liability Company Interests in Visa International Transition LLC

This Letter of Transmittal is delivered in connection with the transactions contemplated by that certain Amended and Restated Global Restructuring Agreement, dated as of August 24, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, the “Global Restructuring Agreement”), by and among Visa Inc., a Delaware corporation (“Visa Inc.”), Visa International Service Association, a Delaware non-stock corporation (“Visa International”), Visa International Transition LLC, a Delaware limited liability company (“VI LLC”), and the other parties thereto. Capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in the Global Restructuring Agreement.

YOUR EXECUTION AND DELIVERY OF THIS LETTER OF TRANSMITTAL IN THE MANNER PROVIDED HEREIN WILL SERVE TO ACKNOWLEDGE THE CANCELLATION OF (I) ALL OF YOUR EQUITY MEMBERSHIP INTEREST IN VISA INTERNATIONAL, IN CONSIDERATION FOR WHICH VI LLC HAS AGREED TO ISSUE TO YOU LLC SHARES REPRESENTING YOUR APPLICABLE PORTION OF THE VISA INTERNATIONAL MERGER CONSIDERATION AND (II) ALL OF THE LLC SHARES REPRESENTING YOUR APPLICABLE PORTION OF THE VI LLC MERGER CONSIDERATION, IN CONSIDERATION FOR WHICH VISA INC. HAS AGREED TO ISSUE TO YOU THE NUMBER OF SHARES OF VISA INC. COMMON STOCK REPRESENTING YOUR APPLICABLE PORTION OF THE VI LLC MERGER CONSIDERATION, AN ESTIMATE OF WHICH IS SET FORTH ON THE PROXY CARD THAT HAS BEEN DELIVERED TO YOU.

Please read this Letter of Transmittal carefully. This Letter of Transmittal should be completed and returned using one of the methods described below.

INTERNET		PHONE		WRITING

•        Log on to the following web site:

www.dfking.com/visa

•        In order for us to verify your identity, you will be asked to provide your Control Number (located in the bottom left corner of this Letter of Transmittal).

•        Follow the instructions that are provided online in order to submit your Letter of Transmittal over the Internet.

OR

•        Call the following phone number: [•].

•        In order for us to verify your identity, you will be asked to provide your Control Number (located in the bottom left corner of this Letter of Transmittal).

•        Once you have provided your Control Number, a representative will walk you through the instructions to submit your Letter of Transmittal over the phone.

OR

•        E-mail. Send a portable document format (PDF) copy of the completed Letter of Transmittal to the following e-mail address: visa@dfking.com

•        Fax. Send a copy of the completed Letter of Transmittal to the following fax number:

+1 212 709 3298.

•        Mail. Send the completed Letter of Transmittal in the provided postage-paid envelope.

Delivery of this Letter of Transmittal in a manner other than as set forth above will not constitute a valid delivery. The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

Ladies and Gentlemen:

By executing and delivering this Letter of Transmittal, the undersigned hereby represents, warrants, covenants, acknowledges and agrees with the parties to the Global Restructuring Agreement, as of the VI LLC Merger Effective Time, as follows:

1. Capitalized terms used and not otherwise defined in this Letter of Transmittal shall have their respective meanings as defined in Annex I to the Global Restructuring Agreement.

2. At the Visa International Merger Effective Time, if the undersigned is Visa Europe or was an Equity Member of Visa International, (a) all of the undersigned’s Equity Membership Interest or, in the case of Visa Europe, the entire Visa Europe Membership Interest (as such terms are defined in the First Restated Visa International By-Laws) was canceled and, in consideration therefor, VI LLC issued to the undersigned LLC Shares (as such term is defined in the Existing LLC Agreement of VI LLC) in respect of its former Equity Membership Interest (or, in the case of Visa Europe, the Visa Europe Membership Interest) in Visa International, (b) the undersigned was automatically admitted as a member of VI LLC, subject to all of the terms of the Existing VI LLC Agreement and (c) the undersigned is deemed to have accepted the LLC Shares representing its limited liability company interest in VI LLC upon the issuance thereof, whether or not such LLC Shares were physically delivered to the undersigned.

3. If the undersigned was admitted as a member of VI LLC, the undersigned hereby (a) confirms, ratifies, approves and consents to the amendment and restatement of the Existing VI LLC Agreement at the Restructuring Closing pursuant to the Restated LLC Agreement of VI LLC and the reallocation of the undersigned’s limited liability company interests in VI LLC effected thereby (the “Reallocation”), (b) confirms, ratifies, approves and consents to any and all actions taken by the Board of Directors of VI LLC or any other authorized person that are necessary or desirable in order to give effect to the Reallocation and (c) acknowledges, confirms and agrees that, upon the Reallocation Effective Time, (i) the undersigned remained a member of VI LLC, subject to all of the provisions of the Restated VI LLC Agreement, (ii) the undersigned’s limited liability company interests in VI LLC were as set forth on Schedule A to the Restated VI LLC Agreement, (iii) the undersigned is deemed to have accepted the LLC Shares (as such term is defined in the Restated VI LLC Agreement) representing its limited liability company interest in VI LLC upon the Reallocation Effective Time, whether or not such LLC Shares were physically delivered to the undersigned and (iv) upon the issuance of such LLC Shares, any and all previously issued LLC Shares representing the undersigned’s limited liability company interest in VI LLC prior to the Reallocation Effective Time were automatically canceled without any action to be taken by VI LLC or any other Person, and are no longer outstanding.

4. At the VI LLC Merger Effective Time, (i) VI LLC was merged with and into Visa Inc. and the separate existence of VI LLC ceased and (ii) if the undersigned was a member of VI LLC, each of the undersigned’s LLC Shares was canceled and, in consideration therefor, Visa Inc. has agreed to issue to the undersigned the undersigned’s applicable portion of the VI LLC Merger Consideration as provided in the Global Restructuring Agreement.

5. The undersigned hereby represents, warrants, acknowledges and agrees that: (a) as of the Visa International Merger Effective Time, the undersigned was an Equity Member of Visa International in good standing, and had good, valid and marketable title to any and all of its Equity Membership Interest at the Visa International Merger Effective Time and to all of its LLC Shares at the VI LLC Merger Effective Time, in each case free and clear of any and all Liens, (b) the undersigned has the requisite power and authority to execute and deliver this Letter of Transmittal and to consummate the transactions contemplated hereby, (c) this Letter of Transmittal has been duly executed and delivered by the undersigned, and constitutes the undersigned’s legal, valid and binding obligation, enforceable against the undersigned in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditors’ rights and general principals of equity, (d) the execution, delivery and performance by the undersigned of this Letter of Transmittal and the transactions contemplated hereby, will not (i) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any provision of the undersigned’s articles of incorporation, by-laws or other organizational documents, if any, or (ii) violate any judgment, rule, order, decree, injunction, statute, rule or regulation applicable to the undersigned or any of its properties or assets and (e) if the undersigned has elected, in accordance with Instruction 4 to this Letter of Transmittal, to have Visa Inc. issue all or any portion of the shares of Visa Inc. Common Stock constituting VI LLC Merger Consideration to which the undersigned is entitled to any Person other than the undersigned, each such Person is a Person to whom the undersigned would be permitted, pursuant to Section 4.25 of the Restated Visa Inc. Certificate of Incorporation, to Transfer such shares immediately after the VI LLC Merger Effective time were such shares to be issued first to the undersigned.

6. The undersigned acknowledges for the benefit of Visa Inc. and its Subsidiaries that the shares of Visa Inc. Common Stock issuable to the undersigned as VI LLC Merger Consideration are subject to subsequent conversion into shares of a different class or series of the capital stock of Visa Inc., in the manner provided in applicable provisions of the Global Restructuring Agreement and the Restated Visa Inc. Certificate of Incorporation (such conversion, the “True-Up”). The undersigned hereby acknowledges that, pursuant to applicable provisions of the Global Restructuring Agreement and the Restated Visa Inc. Certificate of Incorporation, all calculations with respect to the True-Up shall be made by Visa Inc. and shall be final, conclusive and binding on all stockholders of Visa Inc. absent manifest error.

INSTRUCTIONS

Forming Part of the Terms and Conditions of this Letter of Transmittal

1. Issuance of Visa Inc. Common Stock. Unless you so request by following the instructions set forth in Instruction 4 below, your execution and delivery of this Letter of Transmittal will be deemed a request that all of the shares of Visa Inc. Common Stock to which you are entitled be issued directly to you and in your name.

2. Stock Transfer Taxes. All stock transfer or similar taxes, if any, with respect to (i) cancellation of the undersigned’s Equity Membership Interest in Visa International and the issuance of LLC Shares in VI LLC in consideration therefor or (ii) the cancellation of the undersigned’s LLC Shares in VI LLC and the issuance of Visa Inc. Common Stock in consideration therefor shall be paid by the undersigned.

3. Taxpayer Identification Number. If you have a U.S. taxpayer identification number, you must provide that in the space indicated underneath your signature to this Letter of Transmittal.

4. Issuance to Person(s) Other than the Undersigned. If you would like to direct that all or a portion of the shares of Visa Inc. Common Stock to which you are entitled be issued instead in the name of one or more other Person(s), then (a) you must provide the name, address and taxpayer identification number (if any) of each such Person in the blank space immediately below and indicate, with respect to each such Person, the percentage of the shares of Visa Inc. Common Stock to which you are entitled that you are instead directing be issued to such Person, (b) this Letter of Transmittal must be executed and delivered in accordance with one of the valid delivery methods provided herein no later than 11:59 p.m. September 25, 2007 and (c) each such Person must be a Person to whom you would otherwise be permitted by the terms of the Restated Visa Inc. Certificate of Incorporation to transfer your shares of Visa Inc. Common Stock immediately after the VI LLC Merger Effective Time, were such shares to be issued first in your name. If you would like to transfer all or a portion of the shares of Visa Inc. Common Stock to which you are entitled to one or more other Person(s), but fail to deliver this Letter of Transmittal prior to 11:59 p.m. September 25, 2007, such failure will not preclude you from making such a transfer at a later date, provided that such Transfer is in accordance with the applicable restrictions set forth in the Restated Visa Inc. Certificate of Incorporation.

5. Requests for Assistance or Additional Copies. Any questions and requests for assistance, including for additional copies of this Letter of Transmittal, may be directed to D.F. King & Co., Inc. at 48 Wall Street, New York, NY 10005, or by calling D.F. King at the telephone number indicated on the first page of this letter.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

IN WITNESS WHEREOF, the undersigned has caused this Letter of Transmittal to be duly executed by its authorized signator(y)(ies) as of the date specified below.

Name of Institution

U.S. taxpayer identification number (if any):

By:

Name:

Title:

Date:

And (if second signatory is required):

By:

Name:

Title:

Date:

LETTER OF TRANSMITTAL

With Respect to:

Equity Membership Interests in Visa U.S.A. Inc.

This Letter of Transmittal is delivered in connection with the transactions contemplated by that certain Amended and Restated Global Restructuring Agreement, dated as of August 24, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, the “Global Restructuring Agreement”), by and among Visa Inc., a Delaware corporation (“Visa Inc.”), Visa U.S.A. Inc., a Delaware non-stock corporation (“Visa USA”), and the other parties thereto. Capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in the Global Restructuring Agreement.

YOUR EXECUTION AND DELIVERY OF THIS LETTER OF TRANSMITTAL IN THE MANNER PROVIDED HEREIN WILL SERVE TO ACKNOWLEDGE THE CANCELLATION OF ALL OF YOUR EQUITY MEMBERSHIP INTEREST IN VISA USA, IN CONSIDERATION FOR WHICH VISA INC. HAS AGREED TO ISSUE TO YOU THE NUMBER OF SHARES OF VISA INC. COMMON STOCK REPRESENTING YOUR APPLICABLE PORTION OF THE VISA USA MERGER CONSIDERATION, AN ESTIMATE OF WHICH IS SET FORTH ON THE PROXY CARD THAT HAS BEEN DELIVERED TO YOU.

Please read this Letter of Transmittal carefully. This Letter of Transmittal should be completed and returned using one of the methods described below.

INTERNET		PHONE		WRITING

•        Log on to the following web site: www.dfking.com/visa

•        In order for us to verify your identity, you will be asked to provide your Control Number (located in the bottom left corner of this Letter of Transmittal).

•        Follow the instructions that are provided online in order to submit your Letter of Transmittal over the Internet.

OR

•        Call the following phone number: (646) 378-4860

•        In order for us to verify your identity, you will be asked to provide your Control Number (located in the bottom left corner of this Letter of Transmittal).

•        Once you have provided your Control Number, a representative will walk you through the instructions to submit your Letter of Transmittal over the phone.

OR

•        E-mail. Send a portable document format (PDF) copy of the completed Letter of Transmittal to the following email address:

visa@dfking.com

•        Fax. Send a copy of the completed Letter of Transmittal to the following fax number: (212) 709-3298.

•        Mail. Send the completed Letter of Transmittal in the provided postage-paid envelope.

Delivery of this Letter of Transmittal in a manner other than as set forth above will not constitute a valid delivery. The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

Ladies and Gentlemen:

By executing and delivering this Letter of Transmittal, the undersigned hereby represents, warrants, covenants, acknowledges and agrees with the parties to the Global Restructuring Agreement, as of the Visa USA Merger Effective Time, as follows:

1. Capitalized terms used and not otherwise defined in this Letter of Transmittal shall have their respective meanings as defined in Annex I to the Global Restructuring Agreement.

2. At the Visa U.S.A. Merger Effective Time, all of the undersigned’s Equity Membership Interest (as such term is defined in the First Restated Visa U.S.A. By-Laws) was canceled and, in consideration therefor, Visa Inc. has agreed to issue to the undersigned the undersigned’s applicable portion of the Visa U.S.A. Merger consideration, as provided in the Global Restructuring Agreement, in respect of the undersigned’s former Equity Membership Interest in Visa U.S.A.

3. The undersigned hereby represents, warrants, acknowledges and agrees that: (a) as of the Visa USA Merger Effective Time, the undersigned was an Equity Member of Visa USA in good standing, and had good, valid and marketable title to its Equity Membership Interest in Visa USA, free and clear of any and all Liens, (b) the undersigned has the requisite power and authority to execute and deliver this Letter of Transmittal and to consummate the transactions contemplated hereby, (c) this Letter of Transmittal has been duly executed and delivered by the undersigned, and constitutes the undersigned’s legal, valid and binding obligation, enforceable against the undersigned in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditors’ rights and general principals of equity, (d) the execution, delivery and performance by the undersigned of this Letter of Transmittal and the transactions contemplated hereby, will not (i) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any provision of the undersigned’s articles of incorporation, by-laws or other organizational documents, if any or (ii) violate any judgment, rule, order, decree, injunction, statute, rule or regulation applicable to the undersigned or any of its properties or assets and (e) if the undersigned has elected, in accordance with Instruction 4 to this Letter of Transmittal, to have Visa Inc. issue all or any portion of the shares of Visa Inc. Common Stock constituting Visa USA Merger Consideration to which the undersigned is entitled to any Person other than the undersigned, each such Person is a Person to whom the undersigned would be permitted, pursuant to Section 4.25 of the Restated Visa Inc. Certificate of Incorporation, to Transfer such shares immediately after the Visa USA Merger Effective time were such shares to be issued first to the undersigned.

4. The undersigned acknowledges for the benefit of Visa Inc. and its Subsidiaries that the shares of Visa Inc. Common Stock issued to the undersigned as Visa USA Merger Consideration are subject to subsequent conversion into shares of a different class or series of the capital stock of Visa Inc., in the manner provided in applicable provisions of the Global Restructuring Agreement and the Restated Visa Inc. Certificate of Incorporation (such conversion, the “True-Up”). The undersigned hereby acknowledges that, pursuant to applicable provisions of the Global Restructuring Agreement and the Restated Visa Inc. Certificate of Incorporation, all calculations with respect to the True-Up shall be made by Visa Inc. and shall be final, conclusive and binding on all stockholders of Visa Inc. absent manifest error.

INSTRUCTIONS

Forming Part of the Terms and Conditions of this Letter of Transmittal

1. Issuance of Visa Inc. Common Stock. Unless you so request by following the instructions set forth in Instruction 4 below, your execution and delivery of this Letter of Transmittal will be deemed a request that all of the shares of Visa Inc. Common Stock to which you are entitled be issued directly to you and in your name.

2. Stock Transfer Taxes. All stock transfer or similar taxes, if any, with respect to cancellation of the undersigned’s Equity Membership Interest in Visa USA and the issuance of Visa Inc. Common Stock in consideration therefor shall be paid by the undersigned.

3. Taxpayer Identification Number. You must provide your U.S. taxpayer identification number in the space indicated underneath your signature to this Letter of Transmittal.

4. Issuance to Person(s) Other than the Undersigned. If you would like to direct that all or a portion of the shares of Visa Inc. Common Stock to which you are entitled be issued instead in the name of one or more other Person(s), then (a) you must provide the name, address and taxpayer identification number of each such Person in the blank space immediately below and indicate, with respect to each such Person, the percentage of the shares of Visa Inc. Common Stock to which you are entitled that you are instead directing be issued to such Person, (b) this Letter of Transmittal must be executed and delivered in accordance with one of the valid delivery methods provided herein no later than 11:59 p.m. on September 25, 2007 and (c) each such Person must be a Person to whom you would otherwise be permitted by the terms of the Restated Visa Inc. Certificate of Incorporation to transfer your shares of Visa Inc. Common Stock immediately after the Visa USA Merger Effective Time, were such shares to be issued first in your name. If you would like to transfer all or a portion of the shares of Visa Inc. Common Stock to which you are entitled to one or more other Person(s), but fail to deliver this Letter of Transmittal prior to 11:59 p.m. on September 25, 2007, such failure will not preclude you from making such a transfer at a later date, provided that such Transfer is in accordance with the applicable restrictions set forth in the Restated Visa Inc. Certificate of Incorporation.

5. Requests for Assistance or Additional Copies. Any questions and requests for assistance, including for additional copies of this Letter of Transmittal, may be directed to D.F. King & Co., Inc. at 48 Wall Street, New York, NY 10005, or by calling D.F. King at the telephone number indicated on the first page of this letter.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

IN WITNESS WHEREOF, the undersigned has caused this Letter of Transmittal to be duly executed by its officer(s) hereunto duly authorized as of the date specified below.

Name of Institution

U.S. taxpayer identification number:

By:

Name:

Title:

Date:

And (if second signatory is required):

By:

Name:

Title:

Date:

LETTER OF TRANSMITTAL

For the Surrender of:

Membership interests in Visa Canada Association

This Letter of Transmittal is delivered in connection with the transactions contemplated by that certain Amended and Restated Global Restructuring Agreement, dated as of August 24, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, the “Global Restructuring Agreement”), by and among Visa Inc., a Delaware corporation (“Visa Inc.”), Visa Canada Association, an Ontario corporation (“Visa Canada”) and the other parties thereto. Capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in Annex I to the Global Restructuring Agreement.

YOUR EXECUTION AND DELIVERY OF THIS LETTER OF TRANSMITTAL IN THE MANNER PROVIDED HEREIN WILL SERVE TO TRANSMIT AND SURRENDER TO VISA INC. ALL OF YOUR RIGHT, TITLE AND INTEREST IN, TO AND UNDER ALL OF YOUR MEMBERSHIP INTEREST IN VISA CANADA, IN CONSIDERATION FOR THE NUMBER OF SHARES OF VISA INC. CLASS CANADA COMMON STOCK REPRESENTING YOUR APPLICABLE PORTION OF THE VISA CANADA MEMBERSHIP EXCHANGE CONSIDERATION.

Please read this Letter of Transmittal carefully. This Letter of Transmittal should be completed and signed in the space provided below, and hand-delivered or sent by express courier or registered mail, return receipt requested, to Visa Inc. at:

c/o White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Attention: S. Ward Atterbury

Telephone: (212) 819-8200

Delivery of this Letter of Transmittal in a manner other than as set forth above will not constitute a valid delivery. The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

Ladies and Gentlemen:

By executing and delivering this Letter of Transmittal, the undersigned hereby represents, warrants, covenants, acknowledges and agrees with the parties to the Global Restructuring Agreement, as follows:

1. Capitalized terms used and not otherwise defined in this Letter of Transmittal shall have their respective meanings as defined in Annex I to the Global Restructuring Agreement.

2. The execution of this Letter of Transmittal by the undersigned and the delivery of this Letter of Transmittal by the undersigned to Visa Inc., in each case in accordance with the instructions set forth in this Letter of Transmittal, constitutes the transmittal, delivery and surrender by the undersigned of the entire right, title and interest of the undersigned in, to and under all of the undersigned’s membership interest in Visa Canada, such transmittal, delivery and surrender having become effective automatically upon, and contemporaneously with, the issuance to the undersigned of the Visa Canada Membership Exchange Consideration (all of such right, title and interest, collectively, the “Surrendered Interest”).

1

3. The undersigned hereby represents, warrants, acknowledges and agrees that: (a) the undersigned has good, valid and marketable title to any and all of the Surrendered Interest, free and clear of any and all Liens, (b) the undersigned has the requisite power and authority to execute and deliver this Letter of Transmittal and to consummate the transactions contemplated hereby, including the transfer of the Surrendered Interest, (c) this Letter of Transmittal has been duly executed and delivered by the undersigned, and constitutes the undersigned’s legal, valid and binding obligation, enforceable against the undersigned in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditors’ rights and general principles of equity, (d) the execution, delivery and performance by the undersigned of this Letter of Transmittal and the transactions contemplated hereby, including the transfer of the Surrendered Interest, will not (i) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the Surrendered Interest under, any provision of the undersigned’s articles of incorporation, by-laws or other organizational documents, if any, or under any note, bond, mortgage, indenture, or other Contract or document to which any of the Surrendered Interest may be subject or (ii) violate any judgment, rule, order, decree, injunction, statute, rule or regulation applicable to the undersigned or any of its properties or assets and (e) if the undersigned has elected, in accordance with Instruction 1 to this Letter of Transmittal, to have Visa Inc. issue all or any portion of the shares of Visa Inc. Common Stock constituting Visa Canada Membership Exchange Consideration to which the undersigned is entitled to any Person other than the undersigned, each such Person is a Person to whom the undersigned would be permitted, pursuant to Section 4.25 of the Restated Visa Inc. Certificate of Incorporation, to Transfer such shares immediately after the Visa Canada Amalgamation Effective Time were such shares to be issued first to the undersigned.

4. The undersigned acknowledges and agrees for the benefit of Visa Inc. and its Subsidiaries that the shares of Visa Inc. Class Canada Common Stock issuable to the undersigned as Visa Canada Membership Exchange Consideration are subject to subsequent conversion into shares of a different class or series of the capital stock of Visa Inc., in the manner provided in applicable provisions of the Global Restructuring Agreement and the Restated Visa Inc. Certificate of Incorporation (such conversion, the “True-Up”). The undersigned hereby acknowledges that, pursuant to applicable provisions of the Global Restructuring Agreement and the Restated Visa Inc. Certificate of Incorporation, all calculations with respect to the True-Up shall be made by Visa Inc. and shall be final, conclusive and binding on all stockholders of Visa Inc. absent manifest error.

2

INSTRUCTIONS

Forming Part of the Terms and Conditions of this Letter of Transmittal

1. Issuance of Visa Inc. Common Stock. Unless you so request by following the instructions set forth in Instruction 5 below, your execution and delivery of this Letter of Transmittal will be deemed a request that all of the shares of Visa Inc. Common Stock to which you are entitled be issued directly to you and in your name.

2. Stock Transfer Taxes. All stock transfer or similar taxes, if any, with respect to surrender of the undersigned’s membership interest in Visa Canada and the issuance of Visa Inc. Common Stock in consideration therefor shall be paid by the undersigned.

3. Taxpayer Identification Number. If you have a U.S. taxpayer identification number, you must provide that in the space indicated underneath your signature to this Letter of Transmittal.

4. Issuance to Person(s) Other than the Undersigned. If you would like to direct that all or a portion of the shares of Visa Inc. Common Stock to which you are entitled be issued instead in the name of one or more other Person(s), then (a) you must provide the name, address and taxpayer identification number (if any) of each such Person in the blank space immediately below and indicate, with respect to each such Person, the percentage of the shares of Visa Inc. Common Stock to which you are entitled that you are instead directing be issued to such Person, (b) this Letter of Transmittal must be executed and delivered in accordance with one of the valid delivery methods provided herein no later than September [•], 2007 and (c) each such Person must be a Person to whom you would otherwise be permitted by the terms of the Restated Visa Inc. Certificate of Incorporation to transfer your shares of Visa Inc. Common Stock immediately after the Visa Canada Amalgamation Effective Time, were such shares to be issued first in your name. If you would like to transfer all or a portion of the shares of Visa Inc. Common Stock to which you are entitled to one or more other Person(s), but fail to deliver this Letter of Transmittal prior to September [•], 2007, such failure will not preclude you from making such a transfer at a later date, provided that such Transfer is in accordance with the applicable restrictions set forth in the Restated Visa Inc. Certificate of Incorporation.

5. Requests for Assistance or Additional Copies. Any questions and requests for assistance, including for additional copies of this Letter of Transmittal, may be directed to Visa Inc. c/o White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attn: S. Ward Atterbury, Esq.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

3

IN WITNESS WHEREOF, the undersigned has caused this Letter of Transmittal to be duly executed by its officer(s) hereunto duly authorized as of the date specified below.

Name of Institution

U.S. taxpayer identification number (if any):

By:
Name:
Title:
Date:

And (if second signatory is required):

By:
Name:
Title:
Date:

4